 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 22, 2025

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 LAKE PARK BLVD.,
RICHARDSON, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972)497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2025, the Board of Directors (the “Board”) of Lennox International Inc. (the “Company”) elected Tracy A. Embree to the Board to serve as a Class III Director, effective June 1, 2025. Ms. Embree’s term will expire at the Company’s 2028 annual meeting of stockholders.

Ms. Embree was also named to the Board Governance Committee and the Compensation and Human Resources Committee.

Ms. Embree, age 51, is the former President of Otis Americas, a division of Otis Worldwide Corporation, the world’s leading elevator and escalator manufacturing, installation, and service company. In this role, she oversaw the New Equipment and Service businesses throughout North and South America, driving growth through a focus on safety, quality, and an excellent customer experience. Before joining Otis Americas, Ms. Embree spent 23 years at Cummins Inc. in a variety of senior executive leadership roles, including Vice President and President of their Distribution Business where she led growth in core business areas and developed key technologies that met customer needs in addition to global emissions standards. Ms. Embree served on the Louisiana-Pacific Corporation Board of Directors for nine years until May 2025.

As compensation for her service on the Board, Ms. Embree will receive an annual retainer of $105,000. In addition, Ms. Embree will receive annual equity compensation in the form of Company common stock of approximately $155,000. Ms. Embree’s compensation is consistent with the Company’s current Board compensation program applicable to the Company’s other non-employee directors.

The Board of Directors has affirmatively determined that Ms. Embree is independent and has no material direct or indirect interest in a related party transaction that requires disclosure.

Ms. Embree and the Company entered into the Company’s standard form indemnification agreement (the “Indemnification Agreement”), which sets forth the terms of the Company’s contractual obligation to provide indemnification, advance expenses, and provide insurance (attached hereto as Exhibit 10.1).

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2025, the Company held its Annual Meeting. During this meeting, the Company’s stockholders were asked to consider and vote upon three proposals: (1) the election of two Class III Directors to the Board of Directors to serve for a three-year term, which expires at the 2028 annual meeting of stockholders; (2) an advisory vote to approve the compensation of the Company’s named executive officers; and (3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

On the record date of March 28, 2025, there were 35,492,128 shares of the Company’s common stock issued and outstanding and entitled to be voted at the Annual Meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1. Election of two director nominees to serve as Class III directors, for a term that expires at the annual meeting of stockholders in 2028
Alok Maskara	28,104,494	360,243	9,767	2,532,280
Sivasankaran ("Soma") Somasundaram	25,207,528	3,194,293	72,683	2,532,280

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
2. Advisory vote on the compensation of the Company’s named executive officers	26,396,570	2,057,457	20,476	2,532,280

This advisory vote on the compensation of the Company’s named executive officers received the approval of approximately 93% of the stockholders voting for and against this item.

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2025	30,496,392	504,656	5,737	0

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1
Form of Indemnification Agreement entered into between the Company and certain executive officers and directors of the Company (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 11, 2023 and incorporated herein by reference).

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: May 27, 2025

By:	/s/ Jennifer S. Perry
Name:	Jennifer S. Perry
Title:	Assistant Secretary